Exhibit 10.9

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of March, 2008, by and between BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”), and APOPTOS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 24, 2007 (the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 10835 Road to the Cure in San Diego, California (the “Building”);

B.                                    WHEREAS, Tenant elected to rent additional square feet of premises from Landlord;

C.                                    WHEREAS, Landlord has completed and Tenant has accepted the Tenant Improvements in the Premises and such additional area and the Term has commenced; and

D.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.                                      Additional Premises.

a.                                      Section 2.2 of the Lease is hereby replaced in its entirety with the following:

In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Share are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)

Rentable Area of Premises	10,278 square feet
Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	15.12%

b.                                      Section 2.2 of the Lease is hereby replaced in its entirety with the following:

Initial monthly and annual installments of Basic Annual Rent for the Premises (“Basic Annual Rent”) as of the Rent Commencement Date (as defined in Section 4.1 below), subject to adjustment under this Lease:

Months	Rentable S.F.	Per Rentable S.F.	Total Annual	Total Monthly

1-12	10,278	$2.60 monthly	$320,673.60	$26,722.80
13-24	10,278	$2.80 monthly	$345,340.80	$28,778.40
15-36	10,278	$3.10 monthly	$382,341.60	$31,861.80
37-48	10,278	$3.40 monthly	$419,342.40	$34,945.20
49-60	10,278	$3.65 monthly	$450,176.40	$37,514.70

c.                                       Exhibit A to the Lease is hereby replaced in its entirety with Exhibit A attached hereto.

3.                                      Tenant Improvement Allowances. The TI Allowance is hereby increased to Three Hundred Eight Thousand Three Hundred Forty Dollars ($308,340), and the Additional TI Allowance is hereby increased to Four Hundred Eleven Thousand One Hundred Twenty Dollars ($411,120).

4.                                      Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Term or to pay for any further improvements to the Premises.

5.                                      Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

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6.                                      No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.                                      Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8.                                      Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

9.                                      Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-10835 ROAD TO THE CURE LLC,

a Delaware limited liability company

By:	/s/ Greg Lubushkin
Name:	Greg Lubushkin
Title:	VP, Chief Accounting Officer

TENANT:

APOPTOS, INC.,

a Delaware corporation

By:	/s/ Robert Peach
Name:	Robert Peach
Title:	Vice President

EXHIBIT A

PREMISES